Exhibit 99.1

THL Credit Announces Third Quarter 2010 Financial Results and

Quarterly Dividend of $0.10 per Share

BOSTON – November 9, 2010 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit”), a middle market capital specialist, today announced financial results for its fiscal third quarter ended Sept. 30, 2010. Additionally, THL Credit announced that its Board of Directors has declared a quarterly dividend of $0.10 per share, payable on Dec. 28, 2010, to stockholders of record as of Nov. 30, 2010.

Highlights

	As of Sept. 30, 2010	As of June 30, 2010
Portfolio results
Total assets	$267.0 million	$259.7 million
Investment portfolio, at fair value	$105.7 million	$84.8 million
Net assets	$259.9 million	$257.4 million
Net asset value per share	$13.10	$13.01
Post-IPO portfolio activity
Net investments made during the quarter, at par	$19.8 million	$22.5 million
Operating results
Total investment income	$4.08 million	$2.44 million
Net investment income	$1.86 million	$0.73 million
Net increase in net assets from operations	$2.92 million	$0.84 million
Net investment income per share	$0.09	$0.04

	As of Nov. 4, 2010	As of Aug. 5, 2010
Dividends declared	$0.10	$0.05

“We are pleased with the quantity and quality of prospective transactions in the middle market and have seen a noticeable uptick in actionable investment opportunities since August,” said James K. Hunt, chief executive officer of THL Credit. “In addition to the two new investments in the third quarter, we have closed on three additional transactions totaling $36 million in the fourth quarter and have two others currently under accepted term sheets. While the nature of junior capital investing lends itself to some lumpiness in deployment, we remain unwavering in our underwriting discipline and will not sacrifice quality for expediency of closing. Ultimately, our shareholders will be rewarded by the quality of our investments.”

Portfolio and Investment Activity

THL Credit closed on approximately $20 million of investments in two companies during the third quarter. It invested $13.75 million in the subordinated term loan of Country Pure Foods, LLC, a leading independent producer and distributor of premium quality juices in the United States, based in Akron, OH. In addition, it made an investment of $6.0 million in the senior subordinated notes of Mount Laurel, NJ-based MedQuist Inc., a leading provider of integrated clinical documentation solutions for the United States healthcare industry. These investments bring the total invested cost of the portfolio to $105 million across nine portfolio companies at the end of the quarter.

As of Sept. 30, 2010, the portfolio’s investments at fair value were allocated 63 percent in subordinated debt, 21 percent in senior secured debt, 12 percent in income-producing equity interests and 4 percent in equity. The weighted average yield of the debt and income producing equity securities in its portfolio at their current cost basis was 17.6 percent. The weighted average yield on its senior secured loans and subordinated debt securities at their current cost basis was 16.5 percent.

Results of Operations

Total investment income for the third quarter was $4.08 million, of which $3.15 million was attributable to interest and fees on subordinated debt and senior secured loans, $0.80 million was attributable to interest from income-producing equity interests and $0.13 million was derived from interest on cash and cash equivalents.

Operating expenses for the quarter totaled $2.22 million. Base management fees were $0.97 million with administrator and other expenses of $1.25 million. There was no incentive fee incurred during the quarter.

THL Credit had net investment income of $1.86 million, or $0.09 per share based on a weighted average of 19,792,370 shares for the quarter ended Sept. 30, 2010. THL Credit’s investments had $1.05 million of estimated net unrealized appreciation for the quarter ended Sept. 30, 2010.

Net Increase in Net Assets from Operations

THL Credit had a net increase in net assets resulting from operations of $2.92 million for the third quarter, or $0.15 per share, based on a weighted-average of 19,792,370 shares.

Financial Condition, Liquidity and Capital Resources

As of Sept. 30, 2010, the company had $160.9 million in cash and cash equivalents. It generated cash primarily from cash flows from operations, including interest earned and fees received on subordinated debt, senior secured loans and other income-producing equity securities. In the future, the company may also fund a portion of its investments through borrowing from banks and future equity offerings. It does not expect to incur such debt until the net proceeds of its initial public offering have been substantially invested.

“Given what we expect to be an active investment pace in the coming quarters, we anticipate having a leverage facility in place for use in the first quarter of 2011,” said Terrence W. Olson, chief operating officer and chief financial officer of THL Credit. “In addition, we recently submitted our SBIC Management Assessment Questionnaire to the SBA. An SBIC license would provide access to long-term low cost capital to expand our investing activities.”

Business Outlook

Many middle market companies have waited for clear economic signals before borrowing. At the same time, their owners are sensitive to the prospect that taxes on capital gains may increase in 2011. If economic conditions remain stable, these two catalysts could release a backlog and result in increasing demand for THL Credit’s product. THL Credit has started to see some signs of this in recent months and is well positioned to capitalize on this in the fourth quarter and early 2011.

Year to date, the Company’s origination platform has allowed it to identify over 600 transactions from its pool of more than 300 deal sources, and continues to drive a high-quality pipeline of investment opportunities. While the exact timing of closings can be difficult to predict, $40 to $60 million of closings per quarter is a reasonable expectation as the Company continues to deploy capital raised in its initial public offering.

“We are confident that our origination efforts and our prudent investment approach will result in a continued portfolio ramp that will drive strong returns and deliver dividend growth to our stockholders,” said Mr. Hunt.

Conference Call

The company will host a conference call to discuss these results on Nov. 10, 2010, at 1 p.m. Eastern Standard Time. The conference call will be led by James K. Hunt, chief executive officer, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, dial (877) 375-9141 (domestic) or (253) 237-1151 (international) and use the passcode 16280544. The company will also broadcast the conference call live via its Website at www.thlcredit.com. A replay will be available through Nov. 24, 2010, via the company’s Website starting approximately two hours after the conclusion of the call.

About THL Credit

THL Credit is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. THL Credit invests primarily in private subordinated debt, or mezzanine debt, in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. Such investments in many cases include an associated equity component such as warrants, preferred stock or other similar securities. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended, and subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Michael Henson

212-687-8080